Exhibit 16.1

September 6, 2011

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Lakeside Mortgage Fund, LLC included under Item 4.01 of its Form 8-K dated August 30, 2011 and we agree with such statements concerning our Firm in such Form 8-K.

/s/ Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.

Walnut Creek, California